UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2015
WAVE SYSTEMS CORP.
(Exact name of registrant as specified in its charter)

DELAWARE	0-24752	13-3477246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
480 Pleasant Street, Lee, Massachusetts 01238
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (413) 243-1600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities

On December 14, 2015, Wave Systems Corp. (“Wave”) entered into a financing facility with Marble Bridge Funding Group, Inc. (“MBFG”) pursuant to a Receivables Purchase Agreement by and between Wave and MBFG (the “Purchase Agreement”), as supplemented by an Addendum to the Purchase Agreement by and between Wave and MBFG and by a separate Validity Guaranty delivered in connection therewith (the “Addendum,” and, collectively with the Purchase Agreement, the “Facility”), pursuant to which MBFG will factor certain eligible accounts receivable and purchase orders from Wave. Subject to the terms and conditions in the Purchase Agreement, MBFG will provide an advance rate of 80% on the face amount of accounts receivable submitted for financing and 70% on the face amount of purchase orders submitted for financing. There is a $750,000 sub-limit on factoring of purchase orders. Wave will pay a discount fee for each factored receivable equal to 0.95% of the face amount of such receivable for each 15-day period that has elapsed since and including the applicable purchase date and through the Payment Date (as such term is defined in the Purchase Agreement). The discount fee for each purchase order will be 1.95% per 15-day period. Upon the occurrence of any event of default, pricing on the combined financing facility will increase by 1.0% per 30 days until cured. Wave has also paid a $850 per month facility monitoring fee and a one-time $7,000 due diligence fee. Wave has granted MBFG a first-priority, all-assets lien to secure its obligations under the Facility.

The term of the Facility will be one (1) year with automatic renewal of consecutive one (1) year terms thereafter; provided, that the term of the financing for purchase orders is 9 months. Wave will have the right to terminate the Facility upon 90 days’ prior written notice at least 90 days before the renewal date, so long as there are no outstanding and unpaid receivables that have been purchased by MBFG and no fees, charges or other obligations owed to MBFG. MBFG may terminate the Facility upon 90 days’ prior written notice at any time. If the Facility is terminated for any other reason than by Wave as described above or in connection with an acquisition of Wave resulting in gross proceeds payable by the acquiror of at least $15,000,000, then Seller will pay MBFG a termination fee equal to the highest total cumulative fees charged by MBFG during any 90-day period after the closing date of the Facility.

The Facility will be limited to a maximum borrowing of $500,000 until an investment bank, approved by MBFG, has been retained by Wave to pursue a sale or other strategic alternatives (the “Investment Bank Condition”). A failure to satisfy the Investment Bank Condition within 14 days of initial funding by MBFG will result in an event of default under the Facility. However, on December 15, 2015, the Investment Bank Condition was satisfied by Wave. In addition, an event of default will also occur if Wave does not receive an offer to license or purchase one or more patents owned by Wave or any of its subsidiaries within 60 days of initial funding by MBFG. If there is an event of default with respect to either of the foregoing conditions, MBFG will be entitled to receive from Wave $100,000 upon the occurrence of each such event and an additional $50,000 for each 30-day period that elapses prior to cure. Due to the Investment Bank Condition being satisfied, the total maximum borrowing under the Facility has been increased to $3,000,000 but is effectively limited to the extent of Wave’s qualifying accounts receivable and qualifying purchase orders at any time. Further, Marble Bridge has the discretion to decline to make advances at any time. While this facility provides some assistance in financing our operations, it does not fully address many of the Company’s pressing financial challenges, including the $588,000 Convertible Bridge Instruments that mature on December 23, 2105.

As additional consideration for entering into the Addendum, Wave issued to each of MBFG and its co-lender Agility Capital II LLC (“Agility”), a warrant to purchase up to 2,750,000 (5,500,000 in the aggregate) shares of Wave’s Class A common stock at an exercise price of the lower of (a) $0.15 per share or (b) the lowest closing market price of Wave’s Class A common stock within five days of the date of exercise of the warrant by MBFG or Agility, as applicable (such price, the “Exercise Price”). Each warrant expires on the fifth anniversary of the issue date (the “Expiration Date”), and may not be exercised for a period of 6 month following the issue date. In the event Wave issues (i) its Class A common stock at an exercise price lower than the Exercise Price or (ii) securities convertible into shares of Wave’s Class A common stock with a conversion price that is less than the Exercise Price in certain capital raising transactions, then the Exercise Price of the warrants issued to each of MBFG and Agility shall be adjusted to such lower amount. In addition, if the gross revenue for Wave for any consecutive twelve (12) month period during the term of each warrant (the “Peak Annual Revenue”) is at least $12,000,000, MBFG and/or Agility, as applicable, may require Wave to purchase its warrant in an amount determined by multiplying the Peak Annual Revenue by five percent (5%). MBFG and Agility were also granted rights to participate in future equity offerings, subject to certain conditions.

The issuance of the securities in connection with the Facility were exempt from registration pursuant to Rule 506 of the Securities Act of 1933, as amended.

Although the foregoing documents were dated by the parties as of December 7, 2015, the parties did not release signatures and make the documents effective and binding until MBFG and Wave determined to fund the Facility on December 14, 2015.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Facility is qualified in its entirety by reference to the full text of the (i) Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference and (ii) Addendum to Purchase Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the warrants issued to each of MBFG and Agility are qualified in their entirety by reference to the full text of the Form of Warrant which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Validity Guaranty is qualified in its entirety by reference to the full text of the Validity Guaranty which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events

On December 15, 2015, Wave issued a press release announcing its entry into the Facility, and the issuance of the warrants described in Item 1.01 of this report. A copy of this press release is attached as Exhibit 99.1 to this report, and is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Receivables Purchase Agreement, dated December 7, 2015, by and between Wave Systems Corp. and Marble Bridge Funding Group, Inc.
10.2	Addendum to Receivables Purchase Agreement, dated December 7, 2015, by and between Wave Systems Corp. and Marble Bridge Funding Group, Inc.
10.3	Form of Warrant issued to each of Marble Bridge Funding Group, Inc. and Agility Capital II LLC.
10.4	Validity Guaranty, dated December 7, 2015, by and between Wave Systems Corp. and Marble Bridge Funding Group, Inc.
99.1	Press Release, dated December 15, 2015.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE SYSTEMS CORP.

By:    /s/ Walter A. Shephard
Walter A. Shephard
Chief Financial Officer

Dated: December 17, 2015

Exhibit Index

Exhibit No.	Description
10.1	Receivables Purchase Agreement, dated December 7, 2015, by and between Wave Systems Corp. and Marble Bridge Funding Group, Inc.
10.2	Addendum to Receivables Purchase Agreement, dated December 7, 2015, by and between Wave Systems Corp. and Marble Bridge Funding Group, Inc.
10.3	Form of Warrant issued to each of Marble Bridge Funding Group, Inc. and Agility Capital II LLC.
10.4	Validity Guaranty, dated December 7, 2015, by and between Wave Systems Corp. and Marble Bridge Funding Group, Inc.
99.1	Press Release, dated December 15, 2015.